UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

UROGEN PHARMA LTD.
(Exact name of registrant as specified in its charter)

Israel	001-38079	98-1460746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 768-9780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01         Other Events.

On August 18, 2026, UroGen Pharma Ltd. (“the Company”), through its wholly owned subsidiary UroGen Pharma, Inc. (“UroGen U.S.”), entered into an Option and Research License Agreement (the “Option Agreement”) with IntraGel Therapeutics, Ltd. (“IntraGel”), a company organized under the laws of Israel. Pursuant to the Option Agreement, UroGen U.S. obtained from IntraGel (i) an exclusive option to obtain an exclusive, worldwide license under certain intellectual property rights of IntraGel to develop, commercialize and exploit IntraGel’s TumoCure product formulated with IntraGel’s proprietary, biodegradable hydrogel sustained-release delivery platform (collectively, “SRGel platform”) for the treatment of advanced head and neck cancer, (ii) options to obtain exclusive, worldwide licenses under certain intellectual property rights of IntraGel to develop and commercialize additional products combining IntraGel’s SRGel platform with compounds to be designated by UroGen U.S. and (iii) a non-exclusive license to research and evaluate IntraGel's SRGel platform.

In connection with the Option Agreement, on August 18, 2026, the Company entered into a Securities Purchase Agreement with IntraGel, pursuant to which the Company has agreed to invest up to $7,000,000 in the equity securities of IntraGel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2026	UROGEN PHARMA LTD.

	By:	/s/ Chris Degnan
Chris Degnan
Chief Financial Officer